UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2015

RADISYS CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-26844	93-0945232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5435 NE Dawson Creek Drive
Hillsboro, Oregon	97124
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (503) 615-1100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 204.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2015, the Board of Directors of Radisys Corporation, an Oregon corporation (the “Company”), upon the recommendation of the Nominating and Governance Committee of the Company, increased the size of the Board to eight members and elected Mr. Mike Hluchyj effective as of August 5, 2015. His term will expire at the next annual meeting of the Company's stockholders on September 21, 2015.

The Board appointed Mr. Hluchyj to serve as a member of the Strategic Oversight Committee of the Board. The Board has affirmatively determined that Mr. Hluchyj is “independent” under Nasdaq listing standards.

Mr. Hluchyj previously served as Chief Technology Officer, Carrier Products for Akamai Technologies, with responsibilities that included carrier service provider initiatives related to Network Functions Virtualization and its specification. Hluchyj joined Akamai as part of its acquisition of Verivue, a leading provider of content delivery solutions to service providers, where he was a founder and Chief Technology Officer. Prior to co-founding Verivue, he was a founder and Chief Technology Officer of Sonus Networks, a leading global provider of voice over IP infrastructure solutions to carriers. Hluchyj is a Fellow of the Institute of Electrical and Electronics Engineers, has been awarded 36 U.S. patents, and is widely published on various subjects, including switching and traffic management in multimedia packet networks. Mr. Hluchyj holds a B.S. in electrical engineering from the University of Massachusetts at Amherst and an M.S. and a Ph.D. in electrical engineering from the Massachusetts Institute of Technology.

Mr. Hluchyj will receive the same compensation for service on the Board as that of the other non-employee directors of the Company. Non-employee director compensation includes a retainer of $40,000 per year, pro-rated in the case of Mr. Hluchyj from the date of his election to the Board. Upon his appointment as a director, Mr. Hluchyj will receive an initial grant under the Company's 2007 Stock Plan of restricted stock units equal to $62,500 in value and stock options to acquire a number of shares of the Company's common stock equal to $62,500 in value.

Mr. Hluchyj will also receive a retainer of $5,000 per year for his service as a member of the Strategic Oversight Committee.

Upon his appointment to the Board, the Company intends to enter into its standard form of indemnification agreement for directors with Mr. Hluchyj, which indemnification agreement, among other matters, requires the Company to (1) indemnify Mr. Hluchyj against certain liabilities that may arise by reason of his status or service as a director and (2) to advance Mr. Hluchyj's expenses incurred as a result of a proceeding as to which he may be indemnified. The indemnification agreement is intended to provide indemnification rights to the fullest extent permitted under applicable law, including the applicable indemnification rights statutes in the State of Oregon, and is in addition to any rights a director may have under the Company's Second Restated Articles of Incorporation, as amended, and Second Amended and Restated Bylaws, as amended. The Company's standard form of indemnification agreement (for directors and the CEO/CFO) is filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 14, 2011 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibit.

(d) Exhibit

Exhibit Number	Description

99.1	Press Release, dated August 5, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADISYS CORPORATION

Date:	August 5, 2015	By:	/s/ Jon Wilson
Jon Wilson
Chief Financial Officer and Vice President of Finance (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated August 5, 2015.